Exhibit 99.3

FOCUS HEALTHCARE, LLC AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

December 31, 2005

FOCUS HEALTHCARE, LLC AND AFFILIATES

CONTENTS

REPORT OF INDEPENDENT AUDITORS	1

COMBINED BALANCE SHEETS	2

COMBINED STATEMENTS OF OPERATIONS	3

COMBINED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT	4

COMBINED STATEMENTS OF CASH FLOWS	5

NOTES TO COMBINED FINANCIAL STATEMENTS	6/18

REPORT OF INDEPENDENT AUDITORS

To the Members

Focus Healthcare, LLC

Chattanooga, Tennessee

We have audited the accompanying combined balance sheets of Focus Healthcare, LLC and affiliates as of December 31, 2005, 2004 and 2003, and the related combined statements of operations, changes in members’ deficit and cash flows for each of the three years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Focus Healthcare, LLC and affiliates as of December 31, 2005, 2004 and 2003, and the results of their operations and their cash flows for each of the three years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the combined financial statements, the Company is highly dependent on its ability to obtain sufficient financing from its related parties in order to fund operating levels.

As discussed in Note 12 to the combined financial statements, the Company entered into an asset purchase agreement with Horizon Health Corporation on December 9, 2005, to sell substantially all of its assets. The transaction was completed by March 31, 2006.

Chattanooga, Tennessee

April 7, 2006

FOCUS HEALTHCARE, LLC AND AFFILIATES

COMBINED BALANCE SHEETS

December 31, 2005, 2004 and 2003

	2005	2004	2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$152,553	$221,114	$140,206
Patient receivables, net of allowance for doubtful accounts of $2,492,464 in 2005, $2,470,241 in 2004 and $4,414,565 in 2003	3,824,779	3,495,222	4,876,080
Inventories	110,952	106,318	118,753
Prepaid expenses and other current assets	221,743	323,697	443,932

Total current assets	4,310,027	4,146,351	5,578,971

PROPERTY AND EQUIPMENT, net	11,775,187	11,747,026	11,751,703

OTHER ASSETS
Assets limited as to use	386,575	332,212	381,851
Deferred financing costs, net of accumulated amortization of $304,345 in 2005,$191,368 in 2004 and $72,795 in 2003	518,480	631,457	750,030

Total other assets	905,055	963,669	1,131,881

TOTAL ASSETS	$16,990,269	$16,857,046	$18,462,555

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Outstanding checks in excess of cash balance	$720,706	$668,184	$47,606
Accounts payable	918,557	1,149,354	1,472,789
Refunds payable	501,868	360,838	155,657
Accrued salaries and benefits	1,105,196	928,183	980,821
Accrued expenses and other liabilities	1,700,345	2,732,671	2,665,043
Line of credit	—	3,001,427	6,786,844
Related party payables	10,528,260	1,070,962	653,647
Current portion of long-term debt	811,811	4,248,405	721,604

Total current liabilities	16,286,743	14,160,024	13,484,011

LONG-TERM DEBT, net	24,175,570	24,987,390	25,723,843

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT	(23,472,044)	(22,290,368)	(20,745,299)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$16,990,269	$16,857,046	$18,462,555

The accompanying notes are an integral part of the financial statements.

FOCUS HEALTHCARE, LLC AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
NET PATIENT SERVICE REVENUE	$27,145,973	$25,961,423	$22,123,931

EXPENSES
Salaries and benefits	15,021,750	14,379,531	13,844,704
Selling, general and administrative	3,111,192	3,919,316	4,175,355
Professional fees	1,395,394	1,358,416	1,430,616
Supplies and drugs	1,954,278	1,776,254	1,688,949
Purchased services	1,514,047	1,063,756	1,026,667
Rentals and leases	202,964	220,359	285,179
Provision for doubtful accounts	2,268,624	2,066,959	1,951,046
Depreciation and amortization	569,709	562,945	417,277

	26,037,958	25,347,536	24,819,793

INCOME (LOSS) FROM OPERATIONS	1,108,015	613,887	(2,695,862)

OTHER INCOME (EXPENSE)
Other income	374,012	385,385	331,888
Interest expense	(2,663,703)	(2,544,341)	(2,727,421)

	(2,289,691)	(2,158,956)	(2,395,533)

NET LOSS	$(1,181,676)	$(1,545,069)	$(5,091,395)

The accompanying notes are an integral part of the financial statements.

FOCUS HEALTHCARE, LLC AND AFFILIATES

COMBINED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003

BALANCE - December 31, 2003	$(20,745,299)

Net loss	(1,545,069)

BALANCE - December 31, 2004	(22,290,368)

Net loss	(1,181,676)

BALANCE - December 31, 2005	$(23,472,044)

The accompanying notes are an integral part of the financial statements.

FOCUS HEALTHCARE, LLC AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
OPERATING ACTIVITIES
Net loss	$(1,181,676)	$(1,545,069)	$(5,091,395)
Adjustments to reconcile net loss to net cash flows from operating activities -
Depreciation and amortization	569,709	562,945	417,277
Provision for doubtful accounts	2,268,624	2,066,959	1,951,046
Changes in operating assets and liabilities -
Patient receivables	(2,598,181)	(686,101)	(268,450)
Inventories	(4,634)	12,435	23,318
Prepaid expenses and other current assets	101,954	120,235	41,675
Accounts payable and accrued expenses	(945,080)	(103,264)	337,106

Net cash flows from operating activities	(1,789,284)	428,140	(2,589,423)

INVESTING ACTIVITIES
Purchase of property and equipment	(484,893)	(439,695)	(139,363)
Net change in assets limited as to use	(54,363)	49,639	(2,045)

Net cash flows from investing activities	(539,256)	(390,056)	(141,408)

FINANCING ACTIVITIES
Outstanding checks in excess of cash balance	52,522	620,578	47,606
Deferred financing costs	—	—	(536,384)
Net proceeds under line of credit	—	—	703,622
Net repayments under line of credit	(3,001,427)	(3,785,417)	—
Proceeds from related party payable	9,457,298	417,315	1,097,147
Proceeds from long-term debt	—	3,900,000	19,977,394
Repayment of long-term debt	(4,248,414)	(1,109,652)	(18,525,450)

Net cash flows from financing activities	2,259,979	42,824	2,763,935

NET CHANGE IN CASH AND CASH EQUIVALENTS	(68,561)	80,908	33,104

CASH AND CASH EQUIVALENTS - beginning of year	221,114	140,206	107,102

CASH AND CASH EQUIVALENTS - end of year	$152,553	$221,114	$140,206

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$2,643,110	$2,553,893	$2,591,029

The accompanying notes are an integral part of the financial statements.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies and practices followed by Focus Healthcare, LLC and affiliates are as follows:

DESCRIPTION OF BUSINESS - As of December 31, 2005, Focus Healthcare, LLC and its wholly-owned subsidiaries (collectively referred to as “Focus Healthcare, LLC”) operated four mental health treatment facilities across the United States to treat patients with addictive diseases and psychiatric disorders. The facilities are located in Florida, Georgia, Ohio and Delaware. A call center was maintained in California where community residents call for assistance locating groups, seminars, treatment facilities, and other help with addictive diseases and psychiatric disorders. The call center was moved to Tennessee in 2005. Focus Healthcare, LLC leased facilities from Delaware Investment Associates, LLC and Highpoint Investment Associates, LLC. Delaware Investment Associates, LLC and Highpoint Investment Associates, LLC are related party entities with common ownership and exist for the purpose of leasing the facilities to Focus Healthcare, LLC.

PRINCIPLES OF COMBINATION - The consolidated financial statements of Focus Healthcare, LLC and subsidiaries have been combined with the financial statements of Delaware Investment Associates, LLC and Highpoint Investment Associates, LLC (collectively referred to as “Focus Healthcare, LLC and Affiliates” or the “Company”). All significant intercompany accounts and transactions between these companies have been eliminated in consolidation and combination.

On December 9, 2005, Focus Healthcare, LLC and affiliates announced that it entered into an asset purchase agreement to sell the operations and substantially all the net assets comprising the Company to Horizon Health Corporation for approximately $63.8 million, less the aggregate amount of the outstanding principal and unpaid accrued interest, as of the effective date, for a mortgage note insured by the U.S. Department of Housing and Urban Development, in the approximate amount of $7.1 million. The asset purchase agreement was amended and restated and additional plan of merger and asset purchase agreements for the acquisition of the Delaware facility were entered into on January 30, 2006. The transactions were finalized on February 1, 2006 and March 31, 2006.

The combined financial statements included herein may not necessarily be indicative of the results of operations, financial position, and cash flows of the Company in the future. The combined financial statements included herein do not reflect any changes that may occur in the financing and operations of the Company subsequent to the sale of the Company (Note 12).

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. The Company maintains deposits at various financial institutions that may at times exceed federally insured amounts. Cash and cash equivalents may at times significantly exceed balance sheet amounts due to outstanding checks.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

NET REVENUE AND RECEIVABLES - Revenue is recorded based on estimated net realizable amounts due from patients and third-party payors for healthcare services provided, including anticipated settlements under reimbursement agreements with Medicare, Medicaid and other third-party payors, and is recognized in the period in which the services are provided. Revenue is recorded net of provisions for discount arrangements with commercial payors and contractual allowances with third-party payors, primarily Medicare and Medicaid. Revenue realizable under third-party payor agreements is subject to change based on examination procedures and retroactive adjustments by the payors. Estimated third-party payor settlements are recorded in the period the related services are rendered. The methods of making such estimates are reviewed periodically, and differences between the net amounts accrued and subsequent settlements or estimates of expected settlements are reflected in the current period results of operations.

All providers participating in the Medicare and Medicaid programs are required to meet certain financial cost reporting requirements. Federal and state regulations generally require the submission of annual cost reports covering revenues, costs, and expenses associated with the services provided to Medicare beneficiaries and Medicaid recipients. Annual cost reports are subject to routine audits and retroactive adjustments. These audits often require several years to reach the final determination of amounts due to, or by, the Company under these programs. During years ended December 31, 2005, 2004 and 2003, certain Medicare and Medicaid cost reports were finalized. Cost reports for years ending December 31, 1999 through December 31, 2004, remain open and have not been settled. Management expects to file cost reports with the fiscal intermediary for the year ended December 31, 2005, on or before the due date.

As of December 31, 2005, 2004 and 2003, estimated amounts due to or by the Company under the Medicare program are approximately $(231,400), $(407,700), and $299,900, respectively.

A summary of net revenue by payor type for the years ended December 31 is as follows:

	2005	2004	2003
Medicare	23%	22%	19%
Medicaid	14	13	16
Private, insurance, and other	63	65	65

	100%	100%	100%

The collection of receivables, primarily from Medicare, Medicaid, insurance companies, managed care payors, other third-party payors and patients, is critical to the Company’s operating performance. The Company’s primary collection risk that could result in bad debt relates to uninsured patient accounts and patient accounts whereby the primary insurance carrier has paid the amounts covered by the applicable agreement but the portion of the amount that is the patient’s responsibility (primarily deductibles and co-payments) remains outstanding. The Company generally does not require any collateral or security for patient receivables.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

The provision for doubtful accounts relates primarily to self-pay amounts due from patients. The allowance for doubtful accounts relates to self-pay amounts due from patients and denials from third-party payors. The Company routinely monitors its accounts receivable balances and utilizes historical collection experience to support the basis for its estimates of the provision for doubtful accounts. Allowances for doubtful accounts are established to the extent that a portion of receivables may become uncollectible. Interest is not charged on past due receivables. In establishing the allowance for doubtful accounts, the Company considers a number of factors, including the age of the accounts, changes in collection patterns, the composition of patient accounts by payor type, the status of ongoing disputes with third-party payors and general industry conditions. Changes in these estimates are charged or credited to the results of operations in the period of the change. If circumstances occur, such as an economic downturn, higher than expected defaults or denials, or reduced collections, the estimates of the recoverability of Company receivables could be reduced by a material amount.

A summary of activity in the Company’s allowance for doubtful accounts consists of the following:

	2005	2004	2003
Beginning balances	$2,470,241	$4,414,565	$6,711,295
Additions for doubtful accounts	2,268,624	2,066,959	1,951,046
Write-offs and adjustments, net of recoveries	2,246,401	4,011,283	4,247,776

Ending balances	$2,492,464	$2,470,241	$4,414,565

The Company provides charity care to patients who are financially unable to pay for the behavioral services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in net patient service revenue.

INVENTORIES - Inventories consist primarily of pharmacy, medical and dietary supplies and are stated at the lower of cost or market, using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as following:

Buildings	25 - 40 years
Building improvements	5 - 25 years
Furniture, fixtures and equipment	3 - 20 years

Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

LONG-LIVED ASSETS - The Company accounts for long-lived assets with indefinite useful lives in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The carrying value of long-lived assets is reviewed periodically to determine if events or circumstances have changed which may indicate that the assets may be impaired or the useful life may need to be changed. The Company considers internal and external factors affecting each asset, including cash flows, local market development, health care trends, and other publicly available information. SFAS No. 144 may require an impairment loss to be recognized for long-lived assets used in operations when the estimated undiscounted cash flows are not sufficient to recover the assets’ carrying amounts. Any impairment loss is measured by comparing the estimated fair value of the asset, usually based on discounted cash flows, and its carrying amount. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated. During the years ended December 31, 2005, 2004 and 2003, there were no impairment losses recorded.

ASSETS LIMITED AS TO USE - Assets deposited with a trustee under the terms of the mortgage notes and assets set aside by the Board of Directors for capital improvements are classified as assets limited as to use.

DEFERRED FINANCING COSTS - Deferred financing costs are being amortized over the term of the obligation using the straight-line method, which approximates the interest method. Estimated amortization expense for each of the next five years is as follows:

Year Ending
December 31, 2006	$115,775
December 31, 2007	$115,795
December 31, 2008	$61,953
December 31, 2009	$8,131
December 31, 2010	$8,131

Amortization expense totaled $112,977, $118,573, and $61,953 for the years ended December 31, 2005, 2004 and 2003, respectively.

EMPLOYEE HEALTH AND WORKERS’ COMPENSATION INSURANCE - Employee health insurance is purchased through an insurance carrier with the cost of the insurance shared by the employer and the employee. Workers’ compensation insurance is managed by various carriers with facility payment limits of $1 million or the respective state required limits.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

GENERAL AND PROFESSIONAL LIABILITY INSURANCE - The Company is insured on a claims made basis by a related party captive insurance company for general and professional liability claim losses up to certain individual and aggregate stop losses ranging from $500,000 to $1,000,000 per occurrence and $1,000,000 to $3,000,000 million in aggregate. Based upon management’s estimates from historical experience and information provided by the Company’s insurance company, general and professional liability insurance is adequate to cover reported claims and claims incurred but not reported. Although management believes it has the ability to adequately estimate losses related to claims, it is possible that actual results could differ from management’s estimates. Amounts paid to the related party insurance company totaled $254,831, $209,265, and $211,642 for the years ended December 31, 2005, 2004 and 2003, respectively.

ADVERTISING - The Company expenses all advertising cost as incurred. Advertising expenses totaled $269,933, $281,773 and $987,202 for the years ended December 31, 2005, 2004 and 2003, respectively.

INCOME TAXES - The affiliated companies and subsidiaries combined to form the Company were established under limited liability corporation laws and are treated as partnerships for federal and state income tax purposes. As such, taxable income of the Company is the direct obligation of the members; therefore, no federal or state income tax provision is recorded in the accompanying financial statements. Management is not aware of any course of action or series of events that have occurred that might adversely affect the Company’s tax status.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of financial instruments, including cash, cash equivalents, accounts receivable, accounts payable, accrued liabilities and short-term borrowings approximates fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value because interest rates fluctuate with market interest rates or the fixed rates are based on current rates offered to the Company for debt with similar terms and maturities.

USE OF ESTIMATES AND UNCERTAINTIES - The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. The most significant of the estimates relates to accounting for the impairment of long-lived assets, allowances for third-party payor contractual discounts, allowances for doubtful accounts, third party settlement receivables and payables, medical claims, and general and professional liability claims. Although these estimates are based on management’s knowledge of current events, actual results may differ from these estimates under different assumptions or conditions.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 2 - OPERATIONS

The Company has accumulated significant liabilities, a working capital deficit, members’ deficits, and continues to incur net losses and cash flow deficits. In response to these losses and cash deficits, management’s efforts continue to focus on revenue enhancement, collections, cost reduction, financing, and other initiatives for improving cash flows. The Company is highly dependent on its ability to obtain sufficient financing from its members in order to fund current and planned operating levels. The members plan to continue financing the Company until the operations of the Company are sufficient to sustain its cash flow requirements. During the year ended December 31, 2005, the Company defaulted on debt covenants and entered into a forbearance agreement with an asset based lender. The Company refinanced this debt agreement with proceeds provided by a member (Notes 5, 6 and 8). Subsequent to year end, the operations and the assets of the Company were acquired by another company and substantially all of the Company’s debt was repaid (Note 12). The members believe that these initiatives are sufficient to fund the Company’s operations.

NOTE 3 - ASSETS LIMITED AS TO USE

Assets limited as to use include restricted deposits and funded reserves consisting of the following:

	2005	2004	2003
Restricted deposits	$226,130	$140,977	$91,768
Funded reserves	152,680	184,371	283,799
Other	7,765	6,864	6,284

	$386,575	$332,212	$381,851

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2005	2004	2003
Land	$950,000	$950,000	$950,000
Buildings	11,570,555	11,535,569	11,245,354
Furniture, fixtures, and equipment	1,442,577	989,678	837,788
Vehicles	41,221	41,221	41,221
Computer software	58,864	58,864	58,864

	14,063,217	13,575,332	13,133,227
Accumulated depreciation	(2,288,030)	(1,828,306)	(1,381,524)

	$11,775,187	$11,747,026	$11,751,703

Depreciation expense totaled $456,732, $444,372, and $355,324 for the years ended December 2005, 2004, and 2003.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 5 - LINE OF CREDIT

During 2003, the Company had a line of credit with a lender. The loan and security agreement provided a line of credit up to the lesser of $6,000,000 or the borrowing base, computed as 85% of qualifying receivables less than 180 days old. The loan was collateralized by substantially all of the Company’s assets including accounts receivable, deposit accounts, lockbox accounts, inventories, furniture, fixtures, and equipment. In addition, a portion of the loan was personally guaranteed by certain related parties. Interest was payable monthly and accrued based on the Wall Street Journal prime rate plus 1%. The interest rate was 5% at December 31, 2003. As of December 31, 2003, the balance outstanding under the credit line was $6,786,844. The loan security agreement contained restrictive covenants that included maintenance of minimum liquidity amounts and debt to equity ratios. The line of credit expired on May 1, 2003. As of December 31, 2003, the Company was in default of certain covenants under this agreement, and the line of credit was presented as a current liability in the combined financial statements.

During March 2004, the loan and security agreement was amended and restated. As part of this amended and restated agreement, the lender waived all existing defaults under the original agreement. The new agreement established a line of credit up to the lesser of $3,500,000 or the borrowing base and a term loan (Note 6). The balance outstanding under the line of credit was $3,001,427 as of December 31, 2004. Interest is based on a fluctuating rate equal to the Bank of America Prime Rate plus 1%, or 6.25% at year end 2004. The term of the agreement matured on February 1, 2006, and allowed for consecutive one year renewal terms for a renewal fee. As of December 31, 2004, the Company was in default of covenants in the amended and restated agreement, and the line of credit was presented as a current liability in the combined financial statements.

On April 12, 2005, the Company entered into a forbearance and settlement agreement with the line of credit lender. In June 2005, a member of the Company acquired the line of credit and a term loan from the lender (Note 6) for a discount in a transaction accepted by the trustee of the lender. In acquiring the loans, the member became entitled to all rights and remedies in the amended and restated loan and security agreement. While the line of credit with the lender remained in default at December 31, 2005, the member agreed to forbear from exercising the rights and remedies available under the loan agreements. The line of credit due to the related party was paid in full by the Company subsequent to year end following the sale of the Company to Horizon Health Corporation (Note 12).

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE

Long-term debt consists of the following:

	2005	2004	2003
Note Payable - interest at 10%, principle and interest payable in semi-monthly installments of $6,500 through April 2006. This note resulted from an October 2003 settlement related to a pharmacy management contract. The original settlement resulted in a note payable for $367,352.	$50,612	$193,965	$318,546

Note Payable - bearing no interest, principle payable in monthly installments of $4,688 through September 2007. This note resulted from an October 2003 settlement over unpaid professional fees. The settlement resulted in a note payable for $225,000. Payment terms required an initial payment of $50,000.	93,751	150,001	210,938

Term Loan - interest at prime plus 3.5% (8.5% at December 31, 2004), principal and interest payable in monthly installments and a final balloon payment due in February 2006.	—	3,511,952	—

Mortgage Payable - insured by the Federal Housing Administration (FHA) and collateralized by a deed of trust on the rental property with interest at 6.99%. Principal and interest payable in monthly installments of $46,486 through October 1, 2036.	7,049,969	7,112,617	7,171,045

Mortgage Payable - maturing June 30, 2008. Interest at the greater of the prime rate or 7.5% at December 31, 2005, 2004 and 2003, principal and interest payable in monthly installments of $184,908 through December 31, 2005. This loan is guaranteed by two of the members.	17,793,049	18,267,260	18,744,918

	24,987,381	29,235,795	26,445,447
Less current portion	811,811	4,248,405	721,604

	$24,175,570	$24,987,390	$25,723,843

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 6 - NOTES PAYABLE - continued

The term loan was established in March 2004 as part of the amended and restated loan and security agreement for the line of credit (Note 5). In addition to the amendments to the line of credit, the agreement established a term loan of $3,900,000 with interest accruing at a rate of prime plus 3.5%. The loan included a payment schedule requiring principal and interest payments of $50,000 per month through June 2004, $75,000 per month through October 2004, $100,000 per month through February 2005, $125,000 per month through May 2005, $150,000 per month through August 2005, $175,000 through January 2006 and a final balloon payment due during February 2006. The loan was collateralized by assets of the Company. A portion of the loan was guaranteed by certain members of the Company. As of December 31, 2005, the Company was in default of the loan covenants, and the balance is classified as a current liability in the combined financial statements.

On April 12, 2005 the Company entered into a forbearance agreement with the term loan lender. During June 2005, a member of the Company acquired the term loan from the lender for a discount in a transaction accepted by the trustee for the lender. In acquiring the loans, the member became entitled to all the rights and remedies provided for in the 2004 loan documents. While the term loan remained in default at December 31, 2005, the member agreed to forbear from exercising the rights and remedies available under the loan agreements. The term loan due to the related party was paid in full subsequent to year end following the sale of the Company to Horizon Health Corporation (Note 12).

In 2003, the Company consolidated and refinanced outstanding debt with financing institutions related to real estate for its facilities in Georgia, Ohio and Florida with a mortgage in the approximate amount of $20.4 million. Excess proceeds from the loan were used by the Company for working capital needs. The mortgage included a $1.5 million holdback funded by the lender if minimum equity targets were met. The conditions for funding the holdback were not met as of December 31, 2005, 2004 and 2003. The mortgage was scheduled to mature June 30, 2008, with interest at the greater of the prime rate or 7.5%. Principal and interest amounts were payable in monthly installments with a balloon payment due at the maturity date in June 2008. This loan was guaranteed by two members. Subsequent to the year ended December 31, 2005, the loan was paid in full by the Company (Note 12).

As of December 31, 2005, aggregate principal maturities of long-term debt are as follows:

Year Ending
December 31, 2006	$811,811
December 31, 2007	702,132
December 31, 2008	16,641,123
December 31, 2009	83,272
December 31, 2010	89,293
Thereafter	6,659,750

$24,987,381

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 7 - VARIABLE INTEREST ENTITIES

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (FIN 46), which was subsequently revised by FIN 46R. FIN 46R requires the consolidation of entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual, or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise when it has a controlling financial interest through ownership of a majority voting interest in the entity.

FIN 46R applies immediately to variable interests in variable interest entities (VIE) created after December 31, 2003. For nonpublic enterprises, such as the Company, FIN 46R is effective for variable interests in a variable interest entity created before December 31, 2003, no later than the end of the first annual reporting period beginning after December 15, 2004.

During the year ended December 31, 2004, no variable interest entities in which the Company held a variable interest were created by the Company requiring consolidation under FIN 46R. Effective January 1, 2005, the Company evaluated the provisions of FIN 46R with respect to entities created prior to December 31, 2003, for which it has been determined to be the primary beneficiary.

The Company identified two related party entities, Delaware Investment Associates, LLC and Highpoint Investment Associates, LLC created prior to December 31, 2003, with which it has certain contractual arrangements that meet the definition of a variable interest entity. The related companies lease the Company the buildings and land for the operation of four mental health treatment facilities. As these calendar year-end companies are all under common control and common management, their assets and liabilities have been combined at their carrying values and all intercompany balances have been eliminated. The effect of consolidating the financial statements would not be materially different.

The liabilities recognized as a result of combining these VIEs do not represent additional claims on the general assets of the Company. Rather, they represent claims against the specific amounts of the combining entities. Conversely, amounts recognized as a result of the combining entities do not represent additional assets that could be used to satisfy claims against the general assets of the Company.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company is related through common ownership to entities which are not combined or consolidated for financial reporting purposes. These combined financial statements include the following related party balances or transactions which relate to these entities:

	2005	2004	2003
Accrued expenses and other liabilities	$224,286	$109,276	$—
Related party notes payable:
Term note assumed by a member - interest at prime plus 3.5% (10.75% at December 31, 2005). This loan was in default at year end 2005.	$3,081,565	$—	$—
Line of credit assumed by a member - interest at prime plus 1% (8.25% at December 31, 2005). This loan was in default at year end 2005.	3,276,335	—	—
Non-interest bearing advances from members	4,170,360	570,962	153,647
Demand note bearing interest at 20%	—	500,000	500,000

Total related party payables	$10,528,260	$1,070,962	$653,647

Other revenue	$240,875	$219,343	$182,302
Salaries and benefits expense	$60,000	$60,000	$—
Administrative and general expense:
Insurance expense	$254,831	$209,265	$—
Bad debts	$59,011	$674,381	$267,125
Interest expense	$345,890	$53,398	$19,899

The Company’s related party costs for cost reporting purposes are limited under Medicare regulations and guidelines established under the Balanced Budget Act of 1997 (the “BBA”). For cost reporting periods ending on or before December 31, 2003, the Company filed cost reports including rent charged by its related party real estate companies as an estimate of actual allowable depreciation and interest costs. The Medicare cost reports for the year ended December 31, 2004, were filed with estimates of allowable costs and a management disclaimer stating that the providers were researching actual depreciation and interest allowable under the BBA guidelines. Estimates of amounts due to Medicare for overpayments related to these filings are reflected in the combined financial statements for the years ended December 31, 2005, 2004 and 2003.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 9 - OPERATING LEASES

The Company has various operating leases for computers, office equipment, medical equipment and vehicles.

Total future minimum lease payments as of December 31, 2005, are as follows:

Year Ending
December 31, 2006	$131,038
December 31, 2007	46,611
December 31, 2008	6,587

$184,236

Monthly rent payments approximate $11,506. The leases expire at various times through December 2008.

NOTE 10 - PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan covering all employees meeting certain minimum length of service and age requirements. Contributions, made at the discretion of the management, were approximately $17,415, $16,427 and $18,055 for the years ended December 31, 2005, 2004, and 2003.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LITIGATION - The Company, from time to time, is involved in litigation arising in the ordinary course of business. In the opinion of management, any liabilities resulting from such litigation would not be material in relation to the Company’s financial position.

EMPLOYMENT CONTRACTS - The Company has employment and independent contractor agreements with certain medical professionals. The agreements vary but generally require fixed annual payments, variable payments, or per diem payments.

REGULATORY RISKS - Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. The Company’s management believes adequate provision has been made for any adjustments that may result from such reviews.

FOCUS HEALTHCARE, LLC AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 11 - COMMITMENTS AND CONTINGENCIES - continued

Freestanding psychiatric hospitals are transitioning to reimbursement based on an inpatient services prospective payment system (“PPS”) from reimbursement based on a reasonable cost basis. The Centers for Medicare and Medicaid (“CMS”) began implementing a three-year transition period starting with the cost reporting periods beginning on or after January 2005. For these three years, CMS is implementing a blended payment. The payment for the first year of the transition period (cost reporting periods beginning after January 1, 2005 but on or before June 30, 2006) consist of 75% based on the current cost-based reimbursement system and 25% on the proposed prospective payment rate. In the second year, the split will be 50% each and in the third year the split will be 25% based in the current cost-based system and 75% prospective payment system. For cost reporting periods beginning on or after July 1, 2008, the prospective payment rate percentage will be 100%. The Company’s management does not expect this new payment system to have a significant impact on profitability or cash flows.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that the Company is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

NOTE 12 - SUBSEQUENT EVENTS

On January 30, 2006, the asset purchase agreement, executed December 9, 2005 by the Company and Horizon Health Corporation for the disposition of substantially all of the assets and operations of the Company, was amended and restated and a plan of merger and asset purchase agreement for the acquisition of the Delaware facility were executed. These transactions were finalized on February 1, 2006 and March 31, 2006 for approximately $63.8 million less the aggregate amount of the outstanding principal and unpaid accrued interest, as of the effective date, for a mortgage note insured by the U.S. Department of Housing and Urban Development (“HUD”) in the approximate amount of $7.1 million. On or about the closing dates, proceeds from these transactions were used to retire substantially all of the debt of the Company in the aggregate amount of $24.7 million. In addition to these debt payments, the Company was released from the mortgage note insured by HUD. Certain proceeds of the sale are subject to an escrow agreement and have been deposited with an escrow agent.